CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report, dated November 19, 2004, on the statement of assets and liabilities of Pioneer Equity Opportunity Fund ("the Fund") as of November 15, 2004 under the caption "Financial Statements" in the Fund's Class A, Class B, and Class C Shares Statement of Additional Information in Pre-effective Amendment No. 3 to the Registration Statement (Form N-1A, 1933 Act File No.333-118562).

                                                /s/ ERNST & YOUNG LLP



Boston, Massachusetts
November 19, 2004